UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2025

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2025, Western Alliance Bancorporation (the “Company”) began a planned transition pursuant to which Vishal Idnani will be appointed as Chief Financial Officer of the Company and Western Alliance Bank (the “Bank”) effective January 2, 2026. Mr. Idnani will serve as the principal financial officer of the Company, effective immediately after the filing of the Form 10-K for the fiscal year ended December 31, 2025. Mr. Idnani is expected to join the Company in October 2025 as the Transitioning Chief Financial Officer.
Effective January 2, 2026, Dale Gibbons, current Vice Chairman and Chief Financial Officer of the Company and Bank, will transition to the new role of Vice Chairman and Chief Banking Officer, Deposit Initiatives and Innovation. He will continue to serve as the principal financial officer of the Company until immediately after the filing of the Form 10-K for the fiscal year ended December 31, 2025.
Mr. Idnani, age 40, joins the Company after most recently serving as a Managing Director in the Financial Institutions Group at J.P. Morgan since May 2021, where he manages relationships with over 50 global and regional banks. Prior to his most recent role, Mr. Idnani served as Executive Director, and in various other positions at J.P. Morgan since July 2006.
In connection with his appointment, Mr. Idnani has accepted an offer letter from the Company, dated July 14, 2025 (the “Idnani Offer Letter”), which provides for an annual salary and certain other benefits, as follows:
•Mr. Idnani’s initial annual salary is $670,000.
•Mr. Idnani is eligible to participate in the Western Alliance Bancorporation Annual Bonus Plan for 2025. His annual target bonus is 150% of his base salary, and his 2025 bonus payout is guaranteed at target. Mr. Idnani’s 2025 bonus payout above 100% will be pro-rated based on his hire date.
•Beginning in 2026, Mr. Idnani is also eligible for an annual long-term incentive award with an annual grant value at target equal to 200% of his base salary. Fifty percent of his total award will be in the form of performance stock units that will cliff vest over a three-year period based on performance metrics approved by the Compensation Committee of the Board of Directors. Thirty percent of his total award will be in the form of cash-settled restricted stock units that will have a three-year monthly cash vesting, and twenty percent of his total award will be in the form of restricted stock awards that will vest over three years with fifty percent vesting on the second anniversary of the grant date and the remaining fifty percent vesting on the third anniversary of the grant. Mr. Idnani’s 2026 long-term incentive grant is guaranteed at target.
•Mr. Idnani will receive a one-time restricted stock award in the amount of $700,000, which will vest over three years with fifty percent vesting on the second anniversary of the grant date and the remaining fifty percent vesting on the third anniversary of the grant date.
•Mr. Idnani will be paid a one-time cash relocation award of $250,000 (less applicable taxes) that will be paid within thirty days of his relocation date to Phoenix, Arizona. Mr. Idnani will be reimbursed for the cost of corporate housing prior to his relocation. If Mr. Idnani’s employment with the Company ends for any reason other than job elimination within two years after the payment date of the one-time cash award, Mr. Idnani agrees to pay the Company a prorated share of such cash award.
•Mr. Idnani is eligible to participate in the Company’s Executive Severance and Change in Control Plan providing that, in the event of a change in control termination, Mr. Idnani would receive a payout of two times his base salary, prior year bonus at target, pro-rata bonus at target, twenty-four months COBRA premiums, twelve months protective covenants, and the vesting of any unvested equity awards would accelerate and vest as of the date of separation. In the event of a non-change in control termination, Mr. Idnani would receive a payout of his base salary, pro-rata bonus at target, 18 months COBRA premiums, 12 months protective covenants, and any unvested equity awards would continue to vest one for one year after the date of separation.
•Mr. Idnani will also be eligible to participate in the Company’s employee benefit plans, 401(k) plan and other benefits offered to employees.
The foregoing description of the Idnani Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Idnani Offer Letter, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 7.01    Regulation FD Disclosure.
On July 17, 2025, the Company issued a press release announcing the appointment of Mr. Idnani as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.
Item 9.01    Financial Statements and Exhibits
The following exhibits are being filed herewith:
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Information
This report contains forward-looking statements that relate to expectations and beliefs concerning matters that are not historical facts, in particular relating to statements addressing the beliefs, plans, objectives or expectations of the Company and Western Alliance Bank regarding future growth, success and strategy. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including the risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Vice Chairman and
Chief Financial Officer

Date:	July 17, 2025